UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 24, 2007
Symbion, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50574	62-1625480
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (615) 234-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 — Entry Into a Material Definitive Agreement
Item 3.03 — Material Modification to Rights of Security Holders
Item 7.01 — Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Agreement and Plan of Merger
First Amendment to Rights Agreement
Press Release

Item 1.01 — Entry Into a Material Definitive Agreement.
     On April 24, 2007, Symbion, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of April 24, 2007 (the “Merger Agreement”) with Symbol Acquisition, L.L.C. (“Parent”) and Symbol Merger Sub, Inc. (“Acquisition”). Parent and Acquisition are affiliates of Crestview Partners, L.P. (“Crestview”). Pursuant to the terms of the Merger Agreement, Acquisition will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In the Merger, each share of common stock of the Company, other than those held in the treasury of the Company and those owned by Parent or Acquisition, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $22.35 per share in cash, without interest (the “Merger Consideration”). In addition, unless otherwise agreed between Parent and the holder thereof, each outstanding option or restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions. The holders of restricted stock will receive the Merger Consideration with respect to each share of restricted stock held by such holder, and the holders of each outstanding option to acquire a share of Company common stock will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. The transaction is valued at approximately $637,000,000, including the assumption of certain debt obligations of approximately $140,000,000.
     The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through 12:01 a.m. (EDT) on May 25, 2007. After that time, the Company may continue discussions with any “Excluded Party”, defined as a party that has made a bona fide written proposal during the go-shop period that the Board of Directors or the special committee of the Board of Directors formed for the purpose of representing the Company in connection with the Merger (the “Special Committee”) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to result in a “Superior Proposal,” as defined in the Merger Agreement, and that the failure to take such action could violate its fiduciary duties.
     In the Merger Agreement, the Company has made various representations and warranties concerning the Company and its operations and has made various covenants, including, among others, a “no-shop” restriction under which the Company may not, from and after 12:01 a.m. (EDT) on May 25, 2007, subject to certain exceptions which permit the Company’s Board of Directors or Special Committee to comply with its fiduciary duties, (i) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any acquisition proposals or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, or (ii) grant any release or waiver under any standstill or similar agreement relating to the Company or its subsidiaries. Additionally, subject to certain exceptions which permit the Company’s Board of Directors or Special Committee to comply with its fiduciary duties, the Company has agreed that its Board of Directors or Special Committee will not withdraw its recommendation that the

Company’s stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement. The Merger Agreement also includes covenants pertaining to the operations of the Company’s business between execution of the Merger Agreement and the closing of the Merger.
     Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are to be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but it is subject to customary closing conditions including (i) the approval and adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the receipt of certain state regulatory approvals and (iv) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     Should a Superior Proposal be received and accepted, the Company may, subject to certain conditions (including payment of a termination fee), terminate the Merger Agreement. In connection with such termination, the Company must pay a fee of $12,500,000 to an affiliate of Crestview, unless such termination is in connection with a proposal received from an Excluded Party, in which case the Company must pay a fee of $5,000,000 to such Crestview affiliate. In the event that the Company terminates the Merger Agreement when the conditions to closing have been satisfied and Parent fails to consummate the Merger within a specified period, Parent may be required to pay the Company a termination fee equal to $12,500,000. The termination fee payable by Parent is guaranteed by Crestview Capital Partners, L.P.
     In addition, immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated as of February 6, 2004 (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Acquisition nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.
     The foregoing descriptions of the Merger Agreement and the Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto, and are incorporated herein by reference.
     A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual, business or operational information about the parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Acquisition or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Additional Information and Where to Find It
     In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting decision, the Company’s stockholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Symbion, Inc., 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, Attention: R. Dale Kennedy, telephone: (615) 234-5900, or from the Company’s website, www.symbion.com.
Participants in the Solicitation
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Merger. A description of the interests of the Company’s directors and executive officers in the Company is set forth in the proxy statement for the Company’s 2007 annual meeting of stockholders, which was filed with the SEC on April 3, 2007. Any benefits to be received by the Company’s directors and executive officers in connection with the Merger will be described in the definitive proxy statement. Investors and stockholders can obtain additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the Merger by reading the definitive proxy statement when it becomes available.

Item 3.03 — Material Modification to Rights of Security Holders.
     The information provided in the sixth and seventh paragraphs (with respect to the Rights Agreement Amendment only) of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.
Item 7.01 — Regulation FD Disclosure
     On April 24, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Forward-Looking Statements
     This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2006, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of April 24, 2007, by and among Symbion, Inc., Symbol Acquisition, L.L.C. and Symbol Merger Sub, Inc.

4.1	First Amendment to Rights Agreement, dated April 24, 2007, by and between Symbion, Inc. and Computershare Trust Company, N.A., as successor to SunTrust Bank, as Rights Agent.

99.1	Press Release dated April 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbion, Inc.
Date: April 24, 2007	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of April 24, 2007, by and among Symbion, Inc., Symbol Acquisition, L.L.C. and Symbol Merger Sub, Inc.

4.1	First Amendment to Rights Agreement, dated April 24, 2007, by and between Symbion, Inc. and Computershare Trust Company, N.A., as successor to SunTrust Bank, as Rights Agent.

99.1	Press Release dated April 24, 2007.